EXHIBIT 10.1

$203,000,000

12% SENIOR NOTES DUE 2018

PETROLEUM DEVELOPMENT CORPORATION

PURCHASE AGREEMENT

February 1, 2008

February 1, 2008

Morgan Stanley & Co. Incorporated

J.P. Morgan Securities Inc.

As Representatives of the several

            Initial Purchasers named in Schedule I attached hereto

c/o Morgan Stanley & Co. Incorporated

        1585 Broadway

        New York, New York 10036

Ladies and Gentlemen:

Petroleum Development Corporation, a Nevada corporation (the “Company”), proposes to issue and sell to the several purchasers named in Schedule I hereto (the “Initial Purchasers”), for whom you are acting as representatives (the “Representatives”), $203,000,000 principal amount of its 12% Senior Notes due 2018 (the “Notes”) to be issued pursuant to the provisions of an indenture between the Company and The Bank of New York, as trustee (the “Trustee”), as supplemented by a supplemental indenture between the Company and the Trustee, dated as of February 8, 2008 (the “Indenture”).

The Notes will be offered and sold without registration under the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act (“Rule 144A”) and in offshore transactions in reliance on Regulation S under the Securities Act (“Regulation S”). The Initial Purchasers and their direct and indirect transferees will be entitled to the benefits of a Registration Rights Agreement dated the date hereof among the Company and the Initial Purchasers (the “Registration Rights Agreement”).

In connection with the sale of the Notes, the Company has prepared a preliminary offering memorandum, dated January 14, 2008 (the “Preliminary Memorandum”), and will prepare a final offering memorandum (the “Final Memorandum”), each including a description of the terms of the Notes, the terms of the offering and a description of the Company. For purposes of this Agreement, “Additional Written Offering Communication” means any written communication (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Notes, including without limitation, any electronic roadshow relating to the Notes, other than the Preliminary Memorandum or the Final Memorandum, and “Time of Sale Memorandum” means the Preliminary Memorandum together with the Additional Written Offering Communications, if any, each identified in Schedule II hereto.

1. Representations and Warranties. The Company represents and warrants to, and agrees with, you that:

(a) (i) The Time of Sale Memorandum does not, and at the time of each sale of the Notes in connection with the offering when the Final Memorandum is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Memorandum, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (ii) the Preliminary Memorandum does not contain and the Final Memorandum, in the form used by the Initial Purchasers to confirm sales and on the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Preliminary Memorandum, the Time of Sale Memorandum or the Final Memorandum based upon information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through you expressly for use therein.

(b) Except for the Additional Written Offering Communications, if any, identified in Schedule II hereto, and electronic road shows, if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any Additional Written Offering Communication.

(c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Memorandum and the Final Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a material adverse effect on the general affairs, management, assets, consolidated financial position, stockholders’ equity, results of operations or business of the Company and its Subsidiaries (as defined in Section 1(d) below), taken as a whole (each a “Material Adverse Effect”).

(d) Each subsidiary of the Company is listed on Schedule III hereto (collectively, the “Subsidiaries”); provided that none of the Drilling Partnerships (as defined on Schedule IV hereto) shall, for purposes of this Agreement, constitute a subsidiary of the Company. Each Subsidiary and each Drilling

Partnership, has been duly incorporated or formed, is validly existing as a corporation, limited partnership or limited liability company in good standing under the laws of the jurisdiction of its incorporation or formation, has the corporate or other requisite power and authority to own its property and to conduct its business as described in the Time of Sale Memorandum and the Final Memorandum and is duly qualified to transact business and is in good standing or equivalent status in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing or equivalent status would not, individually or in the aggregate, result in a Material Adverse Effect; all of the issued shares of capital stock or other equity interests of each Subsidiary and, to the best knowledge of the Company after due inquiry, each Drilling Partnership, have been duly and validly authorized and issued, are fully paid and non-assessable. All of the issued shares of capital stock or other equity interests of each Subsidiary, and all of the issued equity interests of each Drilling Partnership held of record by the Company, are owned by the Company, free and clear of all liens, encumbrances, equities or claims, except for liens and encumbrances pursuant to the Company’s Credit Facility (as defined below). The Company does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity or ownership interest in any person or entity, other than the Subsidiaries listed on Schedule III and the general partner interests and limited partner interests in the Drilling Partnerships as listed on Schedule IV. As used in this Agreement, “Credit Facility” means the Amended and Restated Credit Agreement made as of November 4, 2005, as amended to date by and among the Company, the guarantor parties thereto, the lender parties thereto and JPMorgan Chase Bank, N.A., as administrative agent.

(e) The Company has all requisite power and authority to execute and deliver this Agreement and to otherwise perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(f) The table under the caption “Capitalization” in the Time of Sale Memorandum and in the Final Memorandum (including footnotes thereto) sets forth, as of the date of such table, (i) the actual cash and cash equivalents and capitalization of (x) the Company and its Subsidiaries on a consolidated basis and (ii) the pro forma cash and cash equivalents and capitalization of the Company and its Subsidiaries on a consolidated basis, after giving effect to the offer and sale of the Notes and the application of the net proceeds therefrom as described in the Time of Sale Memorandum and in the Final Memorandum under the section entitled “Use of Proceeds.”

(g) No “nationally recognized statistical rating organization” (as such term is defined for purposes of Rule 436(g)(2) under the Securities Act) (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company or any Subsidiary relating to any rating assigned to the Company or any Subsidiary or to any securities of the Company or any Subsidiary, or (ii) has indicated to the Company or any Subsidiary that it is considering (A) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned, or (B) any change in the outlook for any rating of the Company or any Subsidiary or any securities of the Company or any Subsidiary.

(h) The Company shall use the proceeds of the offering and sale of the Notes in the manner described in the Time of Sale Memorandum and the Final Memorandum under the caption “Use of Proceeds.”

(i) The Notes have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability, and will be entitled to the benefits of the Indenture pursuant to which such Notes are to be issued and the Registration Rights Agreement.

(j) Each of the Indenture and the Registration Rights Agreement has been duly authorized by the Company, and when executed and delivered by the Company (assuming due authorization, execution and delivery by the Trustee) will constitute a valid and binding agreement of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(k) No holder of securities of the Company will be entitled to have offers and sales of such securities registered under the registration statements required to be filed by the Company pursuant to the Registration Rights Agreement.

(l) The statements set forth in the Time of Sale Memorandum and the Final Memorandum under the captions “Description of Notes” and “Material United States Federal Income Tax Considerations,” to the extent that they constitute descriptions or summaries of the legal matters, documents or proceedings referred to therein, including United States federal income tax law or legal conclusions with respect thereto, are accurate in all material respects.

(m) (i) The Notes are eligible for resale pursuant to Rule 144A under the Securities Act and (ii) no other securities of the Company are of the same class (within the meaning of Rule 144A under the Securities Act) as the Notes and listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or quoted in a U.S. automated inter-dealer quotation system.

(n) Neither the Company nor any of its Affiliates (as defined in Rule 501(d) of Regulation D under the Securities Act) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the Notes or (ii) offered, solicited offers to buy or sell the Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

(o) None of the Company, its Affiliates or any person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Notes and the Company and its Affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S, except no representation, warranty or agreement is made by the Company in this paragraph with respect to the Initial Purchasers. The sale of the Notes pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Securities Act.

(p) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture, the Registration Rights Agreement and the Notes will not violate or constitute a breach of any provision of applicable law, code, statute, rule or regulation or the certificate of incorporation or formation or other governing documents or by-laws, as applicable, of the Company, or any agreement or other instrument binding upon the Company or any of its Subsidiaries that are individually or in the aggregate material to the Company and its Subsidiaries (other than the Company’s Credit Facility), taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary, and no consent, approval, authorization, waiver or order of, notice or filing or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture, the Registration Rights Agreement or the Notes, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes and by federal and state securities laws with respect to the Company’s obligations under the Registration Rights Agreement.

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(q) The historical financial statements (including the related notes and supporting schedules) set forth on pages F-1 through F-62 included in the Time of Sale Memorandum and the Final Memorandum comply in all material respects with the applicable requirements under the Securities Act, and such financial statements present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity, in all material respects, with generally accepted accounting principles applied on a consistent basis (“GAAP”) throughout the periods indicated. The financial information contained in the Time of Sale Memorandum and the Final Memorandum under the captions “Offering Memorandum Summary–Summary Consolidated Historical Financial Information” and “Selected Consolidated Historical Financial Information” with respect to the Company is derived from the accounting records of the Company and its Subsidiaries and fairly presents the information purported to be shown thereby, and, to the knowledge of the Company, such financial information fairly presents the information purported to be shown thereby. The other historical financial and statistical information and data included in the Time of Sale Memorandum and the Final Memorandum are, in all material respects, fairly presented.

(r) There has not occurred any change involving a Material Adverse Effect, or any development involving a prospective Material Adverse Effect, compared to the information set forth in the Preliminary Memorandum provided to prospective purchasers of the Notes.

(s) Other than proceedings accurately described in all material respects in the Time of Sale Memorandum and the Final Memorandum, there are no legal or governmental proceedings (including, but not limited to, actions, arbitrations or investigations) pending or, to the Company’s best knowledge after due inquiry, threatened to which the Company, any of its Subsidiaries or any of the Drilling Partnerships is a party or to which any of the properties of the Company, any of its Subsidiaries or the Drilling Partnerships is subject that would have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, or, to the Company’s best knowledge after due inquiry, on the Drilling Partnerships, or on the power or ability of the Company to perform its obligations under this Agreement, the Indenture, the Registration Rights Agreement or the Notes or to consummate the transactions contemplated by this Agreement, the Indenture, the Registration Rights Agreement or the Notes.

(t) The Company, its Subsidiaries and, to the best knowledge of the Company after due inquiry, the Drilling Partnerships (i) are in compliance with any and all applicable foreign, federal, state and local laws, including common law, and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or other wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

(u) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

(v) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company, any of its Subsidiaries or, to the best knowledge of the Company after due inquiry, the Drilling Partnerships, or any of their predecessors in interest, at, upon or from any of the property now or previously owned or leased by the Company, its Subsidiaries or, to the best knowledge of the Company after due inquiry, the Drilling Partnerships, or any of their predecessors in interest in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or would not be reasonably likely to have, singly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances for which the Company, any of its Subsidiaries or, to the best knowledge of the Company after due inquiry, the Drilling Partnerships, would be liable, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect; and the terms “hazardous wastes”, “toxic wastes”, “hazardous substances” and “medical wastes” shall have the meanings specified in any applicable local, state, federal and foreign laws, including common law, or regulations with respect to environmental protection.

(w) PricewaterhouseCoopers LLP, which has delivered (or, as applicable, will deliver upon the Closing Date) the letters referred to in Section 5(g)(i) hereof, are currently the Company’s independent public accountants as required by the Securities Act and the rules and regulations thereunder and the rules and regulations of the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(x) KPMG LLP, which has certified certain financial statements of the Company, provided reports which appear in the Time of Sale Memorandum and the Final Memorandum and has delivered (or, as applicable, will deliver upon the Closing Date) the letters referred to in Section 5(g)(ii) hereof, were, at the time of each such report, the Company’s independent public accountants as required by the Securities Act and the rules and regulations thereunder and the rules and regulations of the PCAOB at the time of each such report.

(y) The Company, each of its Subsidiaries and, to the best knowledge of the Company after due inquiry, the Drilling Partnerships, have (i) valid and defensible title to all their respective interests in their natural gas and oil properties leased or owned by them, (ii) good and marketable title to all real property owned by them (other than the oil and gas properties described in clause (i) above) and (iii) good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except as encumbered by the Credit Facility as described in the Time of Sale Memorandum and the Final Memorandum or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property in the aggregate by the Company, its Subsidiaries and, to the best knowledge of the Company after due inquiry, the Drilling Partnerships; and all assets held under lease by the Company, its Subsidiaries and, to the best knowledge of the Company after due inquiry, the Drilling Partnerships, are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made of such properties and proposed to be made of such property and buildings by the Company, any of its Subsidiaries or, to the best knowledge of the Company after due inquiry, the Drilling Partnerships.

(z) The Company, each of its Subsidiaries and, to the best knowledge of the Company after due inquiry, the Drilling Partnerships, carry, or are covered by, insurance by reputable insurers in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. Neither the Company nor any of its Subsidiaries or, to the best knowledge of the Company after due inquiry, the Drilling Partnerships, has received written notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance; and all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date.

(aa) The Company, its Subsidiaries and, to the best knowledge of the Company after due inquiry, the Drilling Partnerships, own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “Intellectual Property Rights”) necessary to conduct the business now operated by them, or presently used by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights.

(bb) Ryder Scott Company L.P. and Wright & Company, Inc., the Company’s independent petroleum and natural gas engineers, whose reports regarding the oil and natural gas reserves of the Company, its Subsidiaries and the Drilling Partnerships, are referred to in the Time of Sale Memorandum and the Final Memorandum (the “Company Reserve Reports”), and who have delivered the letters regarding the Company referred to in Section 5(h) hereof, were, as of the date of such reports, and are, as of the date hereof, independent petroleum engineers with respect to the Company. The information underlying the estimates of oil and natural gas reserves of the Company, its Subsidiaries and, to the best knowledge of the Company after due inquiry, the Drilling Partnerships, which the Company prepared and supplied to each of Ryder Scott Company L.P. and Wright & Company, Inc. for the purpose of preparing the Company Reserve Reports was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices; other than normal production of the reserves and intervening product price fluctuations as described in the Time of Sale Memorandum and the Final Memorandum, the Company is not aware of any facts or circumstances that would result in an adverse change in the reserves, or the present value of future net cash flows therefrom, as described in the Time of Sale Memorandum and the Final Memorandum and as reflected in the Company Reserve Reports, that would reasonably be expected to result in a Material Adverse Effect; estimates of such reserves and present values as described in the Time of Sale Memorandum and the Final Memorandum and reflected in the Company Reserve Reports comply in all material respects with applicable requirements of Regulation S-X and Industry Guide 2 under the Securities Act.

(cc) Except as described in the Time of Sale Memorandum and the Final Memorandum, (i) the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act); (ii) such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company in the reports that the Company will file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission’s (the “Commission”) rules and forms, and are designed to ensure that information required to be disclosed by the Company in the reports that it will file or submit under the Exchange Act is accumulated and communicated to the Company’s management, including the Company’s principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure; and (iii) such disclosure controls and procedures are not effective to perform the functions for which they were established solely because of the three material weaknesses identified in the caption “Risk Factors—Risks Related to Our Business and the Natural Gas and Oil Industry—Material weaknesses in our internal control over financial reporting and disclosure controls and procedures could have a material adverse effect on the reliability of our financial statements, our ability to timely file reports with the SEC, our ability to raise capital for our operations and our ability to meet our obligations under the notes” in the Time of Sale Memorandum and the Final Memorandum.

(dd) Except as described in the Time of Sale Memorandum and the Final Memorandum, the Company maintains a system of internal accounting controls over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that is designed to provide reasonable assurance that (i) material transactions are executed in accordance with management’s general or specific authorization, (ii) material transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences. Except as disclosed in the Time of Sale Memorandum and the Final Memorandum, there are no material weaknesses in the Company’s internal controls.

(ee) Since the date of the latest audited financial statements included in the Time of Sale Memorandum, there has been no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect the Company’s internal control over financial reporting.

(ff) Except as described in the Time of Sale Memorandum and the Final Memorandum, the Company is in compliance in all material respects with applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission and NASDAQ Global Select Market (“NASDAQ”) that pertain thereto that are effective. The Company is actively taking steps to ensure that it will be in compliance in all material respects with other applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission and NASDAQ that pertain thereto upon the effectiveness of such provisions.

(gg) The Company maintains a listing for its common stock on the NASDAQ and is in compliance in all material respects with the applicable requirements of the NASDAQ pertaining to such listing. Except as described in the Time of Sale Memorandum and the Final Memorandum, the Company has not received any notice of non-compliance or other notice indicating a risk of delisting or other adverse consequence from the NASDAQ.

(hh) The Company is not, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Final Memorandum will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(ii) It is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers in the manner contemplated by this Agreement to register offers and sales of the Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

(jj) There are no contracts, agreements or understandings between the Company or any of its Subsidiaries and any person that would give rise to a valid claim for a brokerage commission, finder’s fee or other like payment in connection with the offering and sale of the Notes.

(kk) All tax returns, declarations of estimated tax and tax reports (collectively, “Tax Returns”) required to be filed on or before (after considerations of any allowable extensions of time to file) the Closing Date with respect to all federal, state, local or foreign income, gross receipts, severance, property, productions, sales, use, license, excise, franchise, employment, withholding or similar taxes (collectively, together with any interest, additions or penalties, “Taxes”) by the Company, the Subsidiaries or, to the best knowledge of the Company after due inquiry, the Drilling Partnerships, have been filed, other than those which, if not filed, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All Taxes due or claimed to be due from the Company, the Subsidiaries or, to the best knowledge of the Company after due inquiry, the Drilling Partnerships, have been paid in full other than those (i) which, if not paid in full, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (ii) being contested in good faith in appropriate proceedings and for which adequate reserves have been provided for in accordance with GAAP. There is no action, suit, proceeding, investigation, audit, or claim now pending or, to the best knowledge of the Company and the Subsidiaries, threatened by any authority regarding any Taxes relating to the Company, the Subsidiaries or the Drilling Partnerships that could give rise to any material Tax assessment or additional Tax liability except those Tax assessments or Tax liabilities for which adequate reserve in accordance with GAAP have been established.

(ll) Neither the Company nor any of its Subsidiaries or, to the best knowledge of the Company after due inquiry, the Drilling Partnerships, (i) is in violation of its articles of incorporation, bylaws or other governing documents, (ii) is in default (and no event has occurred which, with notice or lapse of time or both, would constitute such a default), in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument, including the Credit Facility (except as described in the Time of Sale Memorandum and the Final Memorandum), to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except, in the case of each of clauses (ii) and (iii) above, for any such defaults and/or violations that would not (and would not reasonably be expected to), individually or in the aggregate, have a Material Adverse Effect. To the best knowledge of the Company and its Subsidiaries after due inquiry, no third party to any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company, its Subsidiaries or the Drilling Partnerships is a party or by which it is bound or to which any of its properties are subject is in material default under any such agreement.

(mm) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) complies in form with the requirements of all applicable statutes, rules and regulations including ERISA and the Code, and has been maintained and administered in substantial compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) with respect to each Plan subject to Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code (a) no “reportable event” (within the meaning of Section 4043(c) of

ERISA) has occurred or is reasonably expected to occur, (b) neither the Company or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Section 412 or 4971 of the Code or Section 302 of ERISA, and no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (c) the fair market value of the assets under each Plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (d) neither the Company or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA); (iii) each Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code covering all tax law changes prior to the Economic Growth and Tax Relief Reconciliation Act of 2001, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; and (iv) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions to which a statutory or administrative prohibited transaction exemption applies.

(nn) There is (A) no material unfair labor practice charge or complaint pending against the Company, any of its Subsidiaries or, to the best knowledge of the Company after due inquiry, the Drilling Partnerships, nor threatened against any of them, before the National Labor Relations Board, any state or local labor relations board or any foreign labor relations board, and no material grievance or material arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company, any of its Subsidiaries or, to the best knowledge of the Company after due inquiry, the Drilling Partnerships, or threatened against any of them, (B) no strike, labor dispute, slowdown or stoppage pending against the Company, any of its Subsidiaries or, to the best knowledge of the Company after due inquiry, the Drilling Partnerships, no threatened against any of them and there has been no strike, labor dispute, slowdown or stoppage within the past three (3) years in respect of the Company’s or any of its Subsidiaries’ business, and (C) to the best knowledge of the Company after due inquiry, no union representation question existing with respect to the employees of the Company, any of its Subsidiaries or the Drilling Partnerships. The Company is not party to any collective bargaining, union or other similar agreement with respect to any of the Company’s, any of the Subsidiaries’ or, to the best knowledge of the Company after due inquiry, the Drilling Partnerships’ employees, and to the best knowledge of the Company after due inquiry, no collective bargaining organizing activities are taking place with respect to the Company, any of its Subsidiaries or the Drilling Partnerships, and no union represents or claims to represent any employees of the Company, its Subsidiaries or the Drilling Partnerships. None of the Company, any of its Subsidiaries or, to the best knowledge of the Company after due inquiry, the Drilling Partnerships, has violated (A) any federal, state or local law, rule or regulation or foreign law, rule or regulation relating to labor and employment including, but not limited to, discrimination in hiring, promotion or pay of employees, wages, hours, affirmative action, workplace safety, retaliations, and equal employment opportunity or (B) any provision of ERISA or the rules and regulations thereunder, except those violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company, any of its Subsidiaries or, to the best knowledge of the Company after due inquiry, the Drilling Partnerships, have been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of the federal Worker Adjustment and Retraining Notification Act (“WARN”) or any similar state or local law (including, but not limited to, any State WARN Acts) during the last six (6) years, and none of the employees of the Company, any of its Subsidiaries or, to the best knowledge of the Company after due inquiry, the Drilling Partnerships, has suffered an “employment loss” (as defined in WARN and any similar law) during the six months prior to the date hereof.

(oo) None of the transactions contemplated in this Agreement, the Indenture, the Registration Rights Agreement and the Notes or the application by Company of the proceeds of the Notes will violate or result in a violation of Section 7 of the Exchange Act, (including, without limitation, Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System).

(pp) The Notes satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

(qq) Each certificate signed by any officer of the Company delivered to the Representatives shall be deemed a representation and warranty by the Company (and not individually by such officer) to the Representatives with respect to the matters covered thereby.

(rr) (i) No consolidated financial data as of any date or for any period subsequent to September 30, 2007, are available;

(ii) As of the date of this Agreement, there was no (a) change in the capital stock, (b) increase in long-term debt other than increased borrowings under the Credit Facility in an amount of $3.0 million or (c) decreases in consolidated net current assets or stockholders’ equity of the Company on a consolidated basis, in each case as compared with amounts shown on the September 30, 2007, unaudited condensed consolidated balance sheet included in the Time of Sale Memorandum and the Final Memorandum;

(iii) With respect to net sales or EBITDA (as defined in the Time of Sale Memorandum and the Final Memorandum) of the Company on a consolidated basis, there were no decreases for the period from (a) October 1, 2007 to December 31, 2007, as compared with the corresponding period in the preceding year, (b) January 1, 2008 to the date of this Agreement, as compared with the corresponding period in the preceding year or (c) October 1, 2007 to December 31, 2007, as compared with the period from July 1, 2007 to September 30, 2007. To the best knowledge of the Company after due inquiry, (1) with respect to net income of the Company on a consolidated basis, there was no decrease for the period from October 1, 2007 to December 31, 2007, as compared with the period from July 1, 2007 to September 30, 2007 and (2) with respect to income from operations of the Company on a consolidated basis, there was no decrease for the period from (i) January 1, 2008 to the date of this Agreement, as compared with the period from October 1, 2007 to November 1, 2007 or (ii) October 1, 2007 to December 31, 2007, as compared with the period from July 1, 2007 to September 30, 2007;

(iv) As of September 30, 2007, on a pro forma basis and after giving effect to the acquisition of certain assets from Castle Gas Company, Inc. in October 2007, the sale of the Notes and the application of the net proceeds therefrom as described under the caption “Use of Proceeds” in the Time of Sale Memorandum and the Final Memorandum, the Subsidiaries collectively had no consolidated indebtedness, other than the guarantees by Riley Natural Gas Company, a West Virginia corporation (“Riley Natural Gas”), Unioil, a Nevada corporation (“Unioil”), and PA PDC, LLC, a Delaware limited liability company (“PA PDC LLC”) of the Company’s obligations under its senior credit agreement; and

(v) On a pro forma basis and after giving effect to the acquisition of certain assets from Castle Gas Company, Inc. in October 2007 (as if such acquisition had been consummated on January 1, 2007), Riley Natural Gas, Unioil and PA PDC, LLC collectively contributed 16.6% of the Company’s consolidated pre-tax income for the nine months ended September 30, 2007, and collectively held 12.0% of the Company’s consolidated total assets as of September 30, 2007.

(ss) For the purposes of the representations and warranties set forth in this paragraph (ss) and all subsections hereto:

“FLI” (“forward-looking information”) means disclosure regarding possible events, conditions or results of operations that is based on assumptions about future economic conditions and courses of action and includes future oriented financial information with respect to prospective results of operations, financial position or cash flows that is presented either as a forecast or a projection;

“FOFI” (“future-oriented financial information”) means forward-looking information about prospective results of operations, financial position or cash flows, based on assumptions about future economic conditions and courses of action, and presented in the format of a historical balance sheet, income statement or cash flow statement;

“Financial Outlooks” means forward-looking information about prospective results of operations, financial position or cash flows, based on assumptions about future economic conditions and courses of action and that is not presented in the format of a historical balance sheet, income statement or cash flow statement; and

“Offering Materials” means, collectively, the Preliminary Memorandum, the Final Memorandum, the preliminary Canadian offering memorandum dated January 14, 2008, the final Canadian offering memorandum and any documents incorporated by reference into any of the foregoing.

(i) With respect to the FLI set forth in the Offering Materials, there is a reasonable basis for all such FLI, all FLI is identified as such, users of the FLI are cautioned that actual results may vary from the FLI, and the material risks factors that could cause actual results to differ materially from the FLI and the material factors or assumptions used to develop the FLI have been identified;

(ii) The Company does not have a policy for updating FLI;

(iii) With respect to any FOFI or Financial Outlooks set forth in the Offering Materials, the assumptions on which all such FOFI or Financial Outlooks are based are reasonable in the circumstances, all such FOFI or Financial Outlooks are limited to a period for which such FOFI or Financial Outlooks can be reasonably estimated, the Company’s management has approved all such FOFI or Financial Outlooks and users of the FOFI or Financial Outlooks are cautioned that this information may not be appropriate for other purposes; and

(iv) The Company has used the same accounting policies to present its historical financial information ser forth in the Offering Materials as is used for the period covered by the FOFI or Financial Outlooks set forth in the Offering Materials.

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Initial Purchasers, and each Initial Purchaser, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Notes set forth in Schedule I hereto opposite its name at a purchase price of 96.572% of the principal amount thereof (the “Purchase Price”) plus accrued interest, if any, to the Closing Date.

3. Terms of Offering. You have advised the Company that the Initial Purchasers will make an offering of the Notes purchased by the Initial Purchasers hereunder as soon as practicable after this Agreement is entered into as in your judgment is advisable.

4. Payment and Delivery. Payment for the Notes shall be made to the Company in Federal funds immediately available in New York City against delivery of such Notes for the respective accounts of the several Initial Purchasers at 10:00 a.m., New York City time, on February 8, 2008, or at such other time on the same or such other date, not later than February 15, 2008, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

The Notes shall be in global form and registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”). The Notes shall be delivered to you on the Closing Date through the facilities of DTC for the respective accounts of the several Initial Purchasers, with any transfer taxes payable in connection with the transfer of the Notes to the Initial Purchasers duly paid, against payment of the Purchase Price therefor plus accrued interest, if any, to the date of payment and delivery.

5. Conditions to the Initial Purchasers’ Obligations. The several obligations of the Initial Purchasers to purchase and pay for the Notes on the Closing Date are subject to the following conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the securities of the Company or any of its Subsidiaries or in the rating outlook for the Company by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole, from that set forth in the Preliminary Memorandum provided to the prospective purchasers of the Notes that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to proceed with the offering, sale or delivery of the Notes on the terms and in the manner contemplated in the Time of Sale Memorandum.

(b) In the discretion of the Initial Purchasers, all of the representations and warranties of the Company contained in this Agreement are true and correct as of the date of this Agreement and as of the Closing Date (provided that, as of the Closing Date, the representation under Section 1(p) hereunder shall be deemed to be made without the parenthetical relating to the Company’s Credit Facility) and the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

(c) The Initial Purchasers shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect of the matters set forth in Sections 5(a) and 5(b) herein.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(d) The Initial Purchasers shall have received on the Closing Date an opinion of Andrews Kurth LLP, special outside counsel for the Company, dated the Closing Date, in substantially the form set forth in Exhibit A-1. Such opinion shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein.

(e) The Initial Purchasers shall have received on the Closing Date an opinion of Brownstein Hyatt Farber Schreck, LLP, special outside Nevada counsel for the Company, dated the Closing Date, in substantially the form set forth in Exhibit A-2. Such opinion shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein.

(f) The Initial Purchasers shall have received on the Closing Date an opinion of White & Case LLP, counsel for the Initial Purchasers, dated the Closing Date.

(g) The Initial Purchasers shall have received on each of the date hereof and the Closing Date (i) a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchasers, from PricewaterhouseCoopers LLP (with respect to the financial statements and financial information dated after December 31, 2006), independent public accountants, and (ii) a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchasers, from KPMG LLP (with respect to the financial statements and financial information dated before January 1, 2007), and, in each case, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Time of Sale Memorandum and the Final Memorandum; provided that each of the letters delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(h) The Initial Purchasers shall have received from each of Ryder Scott Company, L.P. and Wright & Company, Inc., the Company’s independent petroleum and natural gas engineers, letters dated, respectively, the date of this Agreement and the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers.

(i) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company.

(j) The Initial Purchasers shall have received evidence to their satisfaction that the Company has obtained all necessary consents and approvals of the terms and conditions of the Notes required pursuant to the Credit Facility.

6. Condition to the Company’s Obligations. The obligations of the Company to issue and sell the Notes are subject to the condition that the Company has, prior to the Closing Date, obtained all necessary consents and approvals of the terms and conditions of the Notes required pursuant to the Credit Facility.

7. Covenants of the Company. The Company covenants with each Initial Purchaser as follows:

(a) To furnish to you in New York City, without charge, prior to 4:00 p.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(d) or (e), as many copies of the Time of Sale Memorandum, the Final Memorandum and any supplements and amendments thereto as you may reasonably request.

(b) Before amending or supplementing the Preliminary Memorandum, the Time of Sale Memorandum or the Final Memorandum, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object.

(c) To furnish to you a copy of each proposed Additional Written Offering Communication to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed Additional Written Offering Communication to which you reasonably object.

(d) If the Time of Sale Memorandum is being used to solicit offers to buy the Notes at a time when the Final Memorandum is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Memorandum in order to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect, or if, in the opinion of counsel for the Initial Purchasers, it is necessary to amend or supplement the Time of Sale Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Initial Purchasers and to any dealer upon request, either amendments or supplements to the Time of Sale Memorandum so that the statements in the Time of Sale Memorandum as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading in any material respect or so that the Time of Sale Memorandum, as amended or supplemented, will comply with applicable law.

(e) If, during such period after the date hereof and prior to the date on which all of the Notes shall have been sold by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Memorandum in order to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect, or if, in the opinion of counsel for the Initial Purchasers, it is necessary to amend or supplement the Final Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Initial Purchasers, either amendments or supplements to the Final Memorandum so that the statements in the Final Memorandum as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading in any material respect or so that the Final Memorandum, as amended or supplemented, will comply with applicable law.

(f) To endeavor to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(g) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the issuance and sale of the Notes and all other fees or expenses in connection with the preparation of the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum, any Additional Written Offering Communication prepared by or on behalf of, used by, or referred to by the Company and any amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the delivering of copies thereof to the Initial Purchasers, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Notes to the Initial Purchasers, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Notes under state securities laws and all expenses in connection with the qualification of the Notes for offer and sale under state securities laws as provided in Section 7(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) any fees charged by rating agencies for the rating of the Notes, (v) the fees and expenses, if any, incurred in connection with the admission of the Notes for trading in PORTAL or any appropriate market system, (vi) the costs and charges of the Trustee and any transfer agent, registrar or depositary, (vii) the cost of the preparation, issuance and delivery of the Notes, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Notes, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show and (ix) all other cost and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9, and the last paragraph of Section 11, the Initial Purchasers will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Notes by them (other than any transfer taxes payable in connection with sales of Notes pursuant to any offering described in Section 3 hereof, which shall be the responsibility and obligation of the Company) and any advertising expenses connected with any offers they may make.

(h) Neither the Company nor any of its Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Notes in a manner which would require the registration under the Securities Act of offers and sales of the Notes.

(i) Not to solicit any offer to buy or offer or sell the Notes by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

(j) While any of the Notes remain “restricted securities” within the meaning of the Securities Act, to make available, upon request, to any seller of such Notes the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

(k) To use its best efforts to permit the Notes to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL Market.

(l) None of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers) will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Notes, and the Company and its Affiliates and each person acting on its or their behalf (other than the Initial Purchasers) will comply with the offering restrictions requirement of Regulation S.

(m) During the period of two years after the Closing Date, the Company will not, and will not permit any of its Affiliates to resell any of the Notes which constitute “restricted securities” under Rule 144 that have been reacquired by any of them.

(n) Not to take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Notes contemplated hereby.

The Company also agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Initial Purchasers, it will not, during the period beginning on the date hereof and continuing to and including the Closing Date, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase debt securities of the Company substantially similar to the Notes (other than the sale of the Notes under this Agreement).

8. Offering of Notes; Restrictions on Transfer. (a) Each Initial Purchaser, severally and not jointly, represents and warrants that such Initial Purchaser is (x) a qualified institutional buyer as defined in Rule 144A under the Securities Act (a “QIB”) and (y) an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Notes. Each Initial Purchaser, severally and not jointly, agrees with the Company that (i) it will not solicit offers for, or offer or sell, such Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (ii) it will solicit offers for such Notes only from, and will offer such Notes only to, (A) in the case of offers inside the United States, persons that it reasonably believes to be QIBs, and (B) in the case of offers outside the United States, to persons other than U.S. persons (“foreign purchasers,” which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in reliance upon Regulation S under the Securities Act that, in each case, in purchasing such Notes are deemed to have represented and agreed as provided in the Final Memorandum under the caption “Notice to Investors.”

(b) Each Initial Purchaser, severally and not jointly, represents, warrants, and agrees with respect to offers and sales outside the United States that:

(i) such Initial Purchaser understands that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Notes, or possession or distribution of the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum or any other offering or publicity material relating to the Notes, in any country or jurisdiction where action for that purpose is required;

(ii) such Initial Purchaser will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Notes or has in its possession or distributes the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum or any such other material, in all cases at its own expense;

(iii) the Notes have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Rule 144A or Regulation S or pursuant to another exemption from the registration requirements of the Securities Act;

(iv) such Initial Purchaser has offered the Notes and will offer and sell the Notes (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S or as otherwise permitted in Section 8(a) herein; accordingly, neither such Initial Purchaser, its Affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Notes, and any such Initial Purchaser, its Affiliates and any such persons have complied and will comply with the offering restrictions requirement of Regulation S; and

(v) the sale of Notes offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S is not part of a plan or scheme to evade the registration provisions of the Securities Act.

Terms used in this Section 8(b) have the meanings given to them by Regulation S.

9. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Initial Purchaser, each person, if any, who controls any Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Initial Purchaser within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Time of Sale Memorandum, any Additional Written Offering Communication prepared by or on behalf of, used by, or referred to by the Company, or the Final Memorandum or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through you expressly for use therein.

(b) Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Initial Purchaser, but only with reference to information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser through you expressly for use in the Preliminary Memorandum, the Time of Sale Memorandum, any Additional Written Offering Communication prepared by or on behalf of, used by or referred to by the Company, or the Final Memorandum or any amendment or supplement thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or 9(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing, but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party, and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to Section 9(a), and by the Company, in the case of parties indemnified pursuant to Section 9(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) To the extent the indemnification provided for in Section 9(a) or 9(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such Section, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Notes or (ii) if the allocation provided by Section 9(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 9(d)(i) above but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Notes shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Notes (before deducting expenses) received by the Company and the total discounts and commissions received by the Initial Purchasers bear to the aggregate offering price of the Notes. The relative fault of the Company on the one hand and of the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Initial Purchasers’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective principal amount of Notes they have purchased hereunder, and not joint.

(e) The Company and the Initial Purchasers agree that it would not be just or equitable if contribution pursuant to Section 9(d) were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total discounts and commissions received by the Initial Purchasers exceed the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Initial Purchaser, any person controlling any Initial Purchaser or any affiliate of any Initial Purchaser or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Notes.

10. Termination. The Initial Purchasers may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange or the NASDAQ, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Notes on the terms and in the manner contemplated in the Time of Sale Memorandum or the Final Memorandum.

11. Effectiveness; Defaulting Initial Purchasers. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Initial Purchasers shall fail or refuse to purchase Notes that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Notes to be purchased on such date, the other Initial Purchasers shall be obligated severally in the proportions that the principal amount of Notes set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Notes set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as you may specify, to purchase the Notes which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Notes that any Initial Purchaser has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such principal amount of Notes without the written consent of such Initial Purchaser. If, on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Notes which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Notes to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Notes are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or of the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Time of Sale Memorandum, the Final Memorandum or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

If this Agreement shall be terminated by the Initial Purchasers, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Initial Purchasers or such Initial Purchasers as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Initial Purchasers in connection with this Agreement or the offering contemplated hereunder.

12. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Notes, represents the entire agreement between the Company and the Initial Purchasers with respect to the preparation of the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum, the conduct of the offering, and the purchase and sale of the Notes.

30

(b) The Company acknowledges that in connection with the offering of the Notes: (i) the Initial Purchasers have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Initial Purchasers owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement) if any, and (iii) the Initial Purchasers may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Initial Purchasers arising from an alleged breach of fiduciary duty in connection with the offering of the Notes.

13. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Initial Purchasers shall be delivered, mailed or sent to you in care of Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: High Yield Syndicate Desk, with a copy to the Legal Department; and if to the Company shall be delivered, mailed or sent to Petroleum Development Corporation, 120 Genesis Boulevard, Bridgeport, West Virginia 26330, Attention: Chief Financial Officer.

Very truly yours, PETROLEUM DEVELOPMENT CORPORATION

By:	/s/ Steven Williams
	Name:	Steven R. Williams
	Title:	Chairman and Chief Executive Officer

Accepted as of the date hereof

Morgan Stanley & Co. Incorporated

J.P. Morgan Securities Inc.

Acting severally on behalf of themselves and the several Initial Purchasers named in Schedule I hereto.

By:   Morgan Stanley & Co. Incorporated

By:	/s/ William Graham
	Name:	William Graham
	Title:	Managing Director

2

SCHEDULE I

Initial Purchasers	Principal Amount of Notes to be Purchased
Morgan Stanley & Co. Incorporated	$81,200,000
J.P. Morgan Securities Inc.	$81,200,000
BNP Paribas Securities Corp.	$20,300,000
Wachovia Capital Markets, LLC	$20,300,000

Total:	$203,000,000

I-1

SCHEDULE II

Time of Sale Memorandum

1.	Preliminary Memorandum issued January 14, 2008.

2.	Final term sheet dated February 1, 2008, a copy of which is attached hereto as Exhibit B.

Other Additional Written Offering Communication

1.	Electronic Roadshow posted on www.netroadshow.com on January 14, 2008.

II-1

SCHEDULE III

Subsidiaries

1.	Riley Natural Gas Company, a West Virginia corporation

2.	PDC Securities Incorporated, a West Virginia corporation

3.	Unioil, a Nevada corporation

4.	PA PDC, LLC, a Delaware limited liability company

5.	PDC, LLC, a West Virginia limited liability company

III-1

SCHEDULE IV

Additional Equity Interests

1. The following general partner interests and limited partner interests in drilling partnerships (the “Drilling Partnerships”):

Petroleum Development Corporation

Ownership of Limited Partnerships

as of December 31, 2007

	GP %	LP %	Total
Pennwest 1984	5%	39.06%	44.06%
Pennwest 1985	5%	63.84%	68.84%
Petrowest 1987-B	5%	53.76%	58.76%
PDC 1989-A	20%	40.33%	60.33%
PDC 1989-B	20%	34.93%	54.93%
PDC 1996-D	20%	4.13%	24.13%
PDC 1997-D	20%	5.56%	25.56%
PDC 1998-D	20%	4.07%	24.07%
PDC 1999-D	20%	1.27%	21.27%
PDC 2000-B	20%	1.29%	21.29%
PDC 2000-C	20%	1.32%	21.32%
PDC 2000-D	20%	2.10%	22.10%
PDC 2001-A	20%	1.75%	21.75%
PDC 2001-B	20%	2.02%	22.02%
PDC 2001-C	20%	3.46%	23.46%
PDC 2001-D	20%	2.00%	22.00%
PDC 2002-A	20%	1.18%	21.18%
PDC 2002-B	20%	1.61%	21.61%
PDC 2002-C	20%	0.96%	20.96%
PDC 2002-D	20%	1.72%	21.72%
PDC 2003-A	20%	2.04%	22.04%
PDC 2003-B	20%	1.12%	21.12%
PDC 2003-C	20%	1.74%	21.74%
PDC 2003-D	20%	0.55%	20.55%
PDC 2004-A	20%	0.97%	20.97%
PDC 2004-B	20%	0.56%	20.56%
PDC 2004-C	20%	0.59%	20.59%
PDC 2004-D	20%	0.60%	20.60%
PDC 2005-A	20%	0.04%	20.04%
PDC 2005-B	20%	0.44%	20.44%
RRPLP	30%	0.00%	30.00%
RR06LP	37%	0.00%	37.00%
RR07LP	37%	0.00%	37.00%

B-1